UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 27, 2023

Date of Report (Date of Earliest Event Reported)

Fortive Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37654	47-5654583
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6920 Seaway Blvd

Everett, WA 98203

(Address of principal executive offices)

Registrant’s telephone number, including area code: (425) 446 - 5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	FTV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2023, the Board of Directors of Fortive Corporation (the “Company”), upon the recommendation of the Compensation Committee of the Board of Directors, adopted a policy (the “Cash Severance Policy”) providing that the Company will not enter into any new employment agreement, severance agreement or separation agreement with any “officer” of the Company covered in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (a “Section 16 Officer”), or establish any new severance plan or policy covering any Section 16 Officer, that provides for cash severance benefits exceeding 2.99 times the sum of such Section 16 Officer’s base salary plus target annual bonus opportunity without seeking shareholder ratification of such agreement, plan or policy.

The above description of the Cash Severance Policy is qualified in its entirety by reference to the Cash Severance Policy filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description

10.1	Fortive Corporation Executive Officer Cash Severance Policy, effective February 27, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTIVE CORPORATION

By:	/s/ Daniel B. Kim
Name:	Daniel B. Kim
Title:	Vice President - Associate General Counsel and Secretary

Date: March 2, 2023